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                                                                    EXHIBIT 10.3

                           LIMITED EXCLUSIVE MARKETING
                               BILATERAL AGREEMENT

         BE IT RESOLVED, that in consideration of the desire of Moonlighting Distribution Corporation-USA, hereinafter referred to as Grantor, and Summit Technologies, Inc., hereinafter referred to as Licensee, the parties to this agreement do hereby agree to the mutual promises and covenants contained herein;

1. Grantor agrees to assign to Licensee limited exclusive marketing rights to the product Poder Sexual, Ultimate Stressex and/or Poder 24. The limitation herewith shall be dependent on a license fee being paid to the Grantor in the amount of $10,000 by Licensee, and meeting the annual production schedule contained in exhibit A to this agreement. Grantor agrees that any new technology or product enhancements shall transfer in product improvements to the Licensee.

2. Grantor agrees that Licensee may utilize the names Grantor is assigning Licensee. Further, Grantor gives Licensee the right to develop new names by which to market the "unique Ultimate Stressex Formulation".

3. Grantor agrees to a unit (Bottle-120 tablets) price of $3.65 for the female formulation and $3.85 for the male formulation. Grantor retains the right to increase pricing to Licensee only in the event that such increase would result from increased manufacturing cost of product because of increased pricing from one or more of the several ingredients in the formula or packaging costs. Such increase, if any, would be verifiable to Licensee.

4. Grantor warrants to Licensee that there shall be no other sales of this unique formulation except to Licensee, unless Licensee fails to meet the production quota (Exhibit A attached hereto) or grandfathered accounts. Those grandfathered accounts are Moonlighting International-Philippines, Pannache Salons Limited and a small group of distributors under a single downline of Dave Price of Indianapolis, Indiana.

5. Licensee represents that the $10,000 license fee has been solicited for the purpose of and is being paid for the sole purpose of marketing exclusively this "unique Stressex formulation." (Subject to the conditions of paragraph 4) Grantor expressly grants to Licensee the rights of electronic media, direct sales, retail, mail-order and/or multi-level sales opportunities.

6. Grantor agrees that this agreement shall remain in effect with Licensee, their heirs, successors or assigns so long as the



                                                                    Exhibit 10.3
                                                               Page 1 of 2 Pages

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         production requirements of Exhibit A (attached hereto) are continually met.

7. In the event of any dispute in connection herewith, THE AMERICAN ARBITRATION ASSOCIATION, and the laws thereof shall prevail. Court costs and attorneys fees shall be paid by the non-prevailing party.

8. Grantor agrees that Licensee shall have the first right of refusal on all products manufactured by Moonlighting Distribution Corporation-USA. Grantor's role to Licensee shall be that of manufacturer/supplier for Licensee.

9. Each party hereto stipulates that any and all names, telex, faxes, or telephone numbers and fax numbers, and any other matters, arising between the parties and properly identified as confidential in accordance with paragraph 7, hereto shall be kept totally confidential and not be further distributed without permission by the other party to do so. A separate license fee will be payable for each line (i.e. skin care, weight loss, herbal, aromatherapy and auto products.)

10. For this agreement to be applicable to a specific matter, the providing party shall identify the matter to the receiving party in writing citing this agreement.

11. This agreement may be terminated for just cause as outlined herein and only by the stipulation set forth in this agreement.

In witness thereof, we have subscribed our names thereto and agree that this agreement became effective the 6th day of October, 1997.

For Moonlighting Distribution                 For Summit Technologies, Inc.
Corporation-USA

/s/ Paula Parker                              /s/ B. Keith Parker
Paula Parker, President                       B. Keith Parker, Chairman/CEO



State of Texas
County of Gregg

This Instrument was acknowledged before me on 10-6-97 by Keith Parker and Paula Parker.

                                               /s/ Jennifer L. Woolbert
   (Seal)                                      Notary Public, State of Texas

                                               My commission expires 7-25-2001



                                                                    Exhibit 10.3
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